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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES


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
                                                                           PLACE
                   NAME                                                 INCORPORATED
Cirrus Systems Inc.                                                     Texas

Europay International S.A.                                              Belgium
European Payment Systems Services S.A.                                  Belgium
Eurotravellers Cheque International S.A.                                Belgium
EUROCARD U.S.A., Inc.                                                   New Jersey
EUROCARD Ltd.                                                           England

Maestro International Incorporated                                      Delaware
Maestro Asia/Pacific Ltd.                                               Delaware
Maestro Canada, Inc.                                                    Delaware
Maestro Latin America, Inc.                                             Delaware
Maestro Middle East/Africa, Inc.                                        Delaware
Maestro U.S.A., Inc.                                                    Delaware

MasterCard International Incorporated                                   Delaware
MasterCard A/P Payment Services Inc.                                    Delaware
MasterCard Asia/Pacific Pte Ltd.                                        Singapore
MasterCard Australia Ltd.                                               Delaware
MasterCard Brasil S/C Ltda.                                             Brazil
MasterCard Canada, Inc.                                                 Delaware
MasterCard Cardholder Solutions, Inc.                                   Delaware
MasterCard Chip Standards Holdings, Inc.                                Delaware
MasterCard Colombia, Inc.                                               Delaware
MasterCard EMEA, Inc.                                                   Delaware
MasterCard Foreign Sales Corporation                                    Barbados
MasterCard Global Promotions & Sponsorships Annex, Inc.                 Delaware
MasterCard Holding Incorporated                                         Delaware
MasterCard Hong Kong Ltd.                                               Delaware
MasterCard (India) Private Limited                                      India
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
MasterCard International Far East Ltd.                                  Delaware
MasterCard International Japan Inc.                                     Delaware
MasterCard International Korea Ltd.                                     Korea
MasterCard International Philippines, Inc.                              Delaware
MasterCard Korea Ltd.                                                   Delaware
MasterCard Mercosur, Inc.                                               Delaware
MasterCard Originator SPC, Inc.                                         Delaware
MasterCard Peru, Inc.                                                   Delaware
MasterCard Services SPC, Inc.                                           Delaware
MasterCard Singapore Ltd.                                               Delaware
MasterCard Southern Africa, Inc.                                        Delaware
MasterCard Taiwan Ltd.                                                  Delaware
MasterCard Travelers Cheque, Inc.                                       Delaware
MasterCard UK, Inc.                                                     Delaware
MasterCard Venezuela, Inc.                                              Delaware
MC Indonesia, Inc.                                                      Delaware

Mondex International Limited                                            England
MAOSCO, Limited                                                         England
Mondex International Americas, Inc.                                     New Jersey
Mondex Asia Pte. Ltd.                                                   Singapore
Mondex China Pte. Ltd.                                                  Singapore
Mondex India Pte. Ltd.                                                  Singapore
Mondex International (Australia) Pty. Limited                           Australia

NXI Limited                                                             England
NXI Management Limited                                                  England
CSI Holdings Inc.                                                       Missouri
EMVCO, LLC                                                              Delaware
Japan Network Services Co., Ltd.                                        Japan
Mastermanager LLC                                                       Delaware
MTS Holdings, Inc.                                                      Delaware
Primary Capital Management, Inc.                                        Delaware
SET Secure Electronic Transaction LLC                                   Delaware
Transactional Data Solutions LLC                                        New York
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